SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2007

Debut Broadcasting Corporation, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-107300	88-0417389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1209-16th Avenue South, Suite 200 Nashville, TN 37212
(Address of principal executive offices)

615-866-0530
(Issuer’s telephone number)
825 Van Ness Ave., Suite 406-407 San Francisco, CA 94109
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 19, 2007, Jewell & Langsdale, the independent registered public accounting firm of the Corporation, advised that it was requesting withdrawal from registration with the Public Company Accounting Oversight Board and therefore could not remain as the Corporation’s independent registered public accounting firm.

As a result, on June 19, 2007 the Corporation replaced Jewell & Langsdale with Ronald N. Silberstein, CPA, PLLC. The Corporation has engaged Ronald N. Silberstein, CPA, PLLC as its principal accountant’s effective June 19, 2007. The decision to change accountants was approved by the Corporation’s board of directors. The Corporation did not consult with Ronald N. Silberstein, CPA, PLLC on any matters prior to retaining such firm as its principal accountants.

The Jewell & Langsdale reports on the Corporation’s financial statements for the years ended December 31, 2006 and 2005 did not contain adverse opinions or disclaimers of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2006 and 2005 and through April 19, 2007, there have been no disagreements with Jewell & Langsdale on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Jewell & Langsdale, would have caused it to make a reference to the subject matter of the disagreements in its reports on the Corporation’s financial statements for such years. During the years ended December 31, 2006 and 2005 and through April 19, 2007, there were no “reportable events”, as described in Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided Jewell & Langsdale a copy of the above disclosure and requested that Jewell & Langsdale furnish a letter addressed to the Securities and Exchange Commission stating whether or not Jewell & Langsdale agrees with the statements made above. A copy of the Jewell & Langsdale letter to the Commission is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
16.1	Letter to SEC from Jewell & Langsdale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Debut Broadcasting Corporation, Inc.

/s/ Steven Ludwig
Steven Ludwig
Chief Executive Officer, President and Director

Date: June 21, 2007